Exhibit 10.4

PREPAYMENT AGREEMENT

between

GTAT CORPORATION

and

APPLE INC.

Dated as of October 31, 2013

PREPAYMENT AGREEMENT

THIS PREPAYMENT AGREEMENT #C56-13-03457, is entered into as of October 31, 2013 (this “Agreement”), between GTAT Corporation, a Delaware corporation having its principal place of business at 243 Daniel Webster Highway, Merrimack, NH 03054 (“GTAT” or “Supplier”) and Apple Inc., a California corporation having its principal place of business at 1 Infinite Loop, Cupertino, California 95014, United States (“Apple”).

RECITALS

WHEREAS, concurrently with execution of this Agreement, Apple and GTAT are entering into a Master Development and Supply Agreement, #C56-13-02947, effective October 31, 2013 (such agreement, as the same may be amended, modified and supplemented from time to time, the “MDSA”) and a Statement of Work to MDSA (such statement of work, as the same may be amended, modified and supplemented from time to time, the “SOW”), providing certain terms and conditions for Apple’s purchase of goods that GTAT will develop, manufacture, sell and deliver to Apple for use in connection with Apple’s products; and

WHEREAS, Apple has agreed, subject to certain conditions described below, to make a prepayment to GTAT up to Five Hundred Seventy Eight Million U.S. Dollars (US$578,000,000) (the “Prepayment”) as payment in advance for the purchase of Goods (as defined in the SOW) by Apple pursuant to the MDSA and SOW; and

WHEREAS, Apple would not be willing to make the Prepayment if GTAT did not execute this Agreement and the other Transaction Documents (defined as provided below).

NOW, THEREFORE, in consideration of the premises of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.              Definitions.

Certain capitalized terms have the meaning set forth of Attachment 1.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the MDSA or SOW.

2.              Prepayment.

(a)                                 Subject to Sections 2(c) and (d) below, and provided that, at the time for each payment (i) no Trigger Event (as defined below) has occurred and (ii) there are no ongoing disputes under the Facility Lease Agreement which have a material impact on the use of the manufacturing facility to be located in Mesa, AZ that Apple is purchasing and developing (the “Mesa Facility”) for its intended purpose, Apple will make the Prepayment by remitting funds to an account designated by GTAT as follows (the “Milestone Payments”):

•                  $[***] within [***] Business Days after execution of all of the Transaction Documents;

•                  $[***] by close of business on [***];

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

•                  $[***]  by close of business on [***];

•                  $[***]  by close of business on [***].

(b)                                 The Prepayment proceeds shall be used exclusively to [***].

(c)                                  Apple reserves the right to conduct audits of [***].  In addition, if any portion of any previous Milestone Payment has not been transferred to the SPE pursuant to Section 4(d) below and the SPE Loan Agreement, Apple shall be entitled to receive immediate repayment of such amount and may withhold any subsequent Milestone Payment until such amount has been received or the transfer under the SPE Loan Agreement has occurred.

(d)                                 Apple shall be entitled to not pay the first Milestone Payment and any subsequent Milestone Payment until Apple, in its sole discretion, has received documentary evidence that all liens held by Bank of America related to GTAT’s loan facility with Bank of America have been terminated and released.  Apple shall be entitled to not pay any Milestone Payment if GTAT does not take any reasonable action requested by Apple that Apple deems necessary to perfect and continue the security interests granted to Apple under the Transaction Documents and such lack of cooperation prevents or precludes Apple from being able to perfect or continue such security interest. If GTAT has not met the technology specifications in Exhibit B to this Agreement by the deadlines set forth in Exhibit B, Apple shall be entitled to cancel any subsequent Milestone Payment and to receive repayment within five (5) Business Days of all or a portion of all previous Milestone Payments.  If Apple and GTAT have not executed the MEPA (as defined in the SOW) prior to the payment of the second Milestone Payment, Apple shall be entitled to cancel and not pay the second Milestone Payment and any subsequent Milestone Payment and to receive repayment within five (5) Business Days of all or a portion of all previous Milestone Payments.

(e)                                  Subject to any right to accelerate repayment hereunder, each calendar quarter beginning January 1, 2015 and through the calendar quarter ending December 31, 2019, Apple shall recoup Twenty Eight Million Nine Hundred Thousand U.S. Dollars (US$28,900,000) during that calendar quarter towards the Prepayment Balance (the “Quarterly Recoupment Amount”) from accounts payable owed by Apple to GTAT [***].

(f)                                   Provided that GTAT is, and remains at all times, in compliance with [***].  Nothing in the immediately preceding sentence shall relieve GTAT of its obligations under Section 2(h).

(g)                                  If GTAT elects to terminate the exclusivity restrictions set forth in Section 9 of the SOW, it shall repay the Prepayment Balance to Apple within 180 days of such election.  The exclusivity restrictions in the SOW will remain in effect until GTAT makes such repayment.

(h)                                 Notwithstanding Section 2(e) or 2(f) above, if Apple has not recouped the Prepayment in full by January 1, 2020, GTAT will by January 13, 2020 pay the Prepayment Balance to Apple by transfer of immediately available funds to an account designated by Apple.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

3.              Execution of Transaction Documents.

(a)                                 Contemporaneously with execution of this Agreement, GTAT will deliver (i) evidence of the formation of a Delaware Limited Liability Company as a wholly-owned subsidiary (the “SPE”) and (ii) the LLC Agreement and GTAT Board resolution forming the SPE, which documents shall be in form and substance acceptable to Apple.  The LLC Agreement will contain customary provisions that ensure the SPE is and remains bankruptcy-remote.

(b)                                 Contemporaneously with execution of this Agreement, the parties will execute the Transaction Documents, all of which shall be in form and substance acceptable to Apple.

4.              Covenants.  GTAT shall:

(a)                                 cause its obligations under this Agreement, the MDSA, and the SOW at all times to rank at least pari passu with all its other unsecured and unsubordinated obligations for indebtedness, except for those preferred by operation of law;

(b)                                 participate in conference calls or meetings with Apple regarding GTAT’s financial condition, at least once each quarter, or more frequently as reasonably requested by Apple;

(c)                                  immediately notify Apple of the occurrence of any Trigger Event or any event that would constitute a Trigger Event upon notice thereof by Apple, and any event which, to the best of GTAT’s knowledge, with the passing of time or giving of notice to Apple, or both, would constitute a Trigger Event;

(d)                                 within two (2) Business Days of any Milestone Payment, loan such Milestone Payment to the SPE pursuant to the SPE Loan Agreement, and cause the SPE to use the Prepayment [***];

(e)                                  not encumber its membership interests in the SPE or its interests in the Furnaces other than as set forth in the SPE Loan Agreement, the SPE Loan Assignment Agreement and the Pledge Agreement;

(f)                                   operate the SPE consistent with the LLC Agreement and not cause the SPE to have any business other than ownership of the Mesa Furnaces;

(g)                                  deliver to Apple:

(i)                                     as soon as available after the end of each fiscal year of GT Advanced Technologies Inc. (and, in any event, the earlier of 90 days after the end of such fiscal year or as soon as publicly available) copies of the annual, audited, consolidated financial statements for GT Advanced Technologies Inc. in English that are or will be filed with the Securities and Exchange Commission (containing a balance sheet and statements of income, and cash flows, and notes thereto, as of the end of and for such fiscal year and the immediately preceding fiscal year);

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

(ii)                                  as soon as available (and in any event within 60 days after the end of each fiscal quarter of GT Advanced Technologies Inc.) copies of all interim unaudited quarterly consolidated financial statements for GT Advanced Technologies Inc. in English that are or will be filed with the Securities and Exchange Commission (containing a consolidated balance sheet and consolidated statements of income, and cash flows, and notes thereto, as of the end of and for the interim period covered thereby and the comparable interim period in the immediately preceding fiscal year); and

(iii)                               as soon as available (and in any event within 30 Business Days after the end of each fiscal quarter of GT Advanced Technologies Inc.) a statement setting forth in reasonable detail: (1) the amount of the Prepayment recouped by Apple or repaid by GTAT during the previous fiscal quarter of the GTAT, (2) the Prepayment Balance as of the last day of such fiscal quarter of GTAT, (3) Consolidated Cash Balance as of the last day of such fiscal quarter; and (4) the Projections.

(h)                                 at the time of delivery of the financial statements provided for in Section 4(g) above, provide to Apple a duly completed Compliance Certificate substantially in the form of Exhibit C hereto stating that no Trigger Event or event which with the passing of time or giving of notice to Apple, or both, would constitute a Trigger Event, exists, or if any Trigger Event or such other event does exist, specifying the nature and extent thereof and what action GTAT proposes to take with respect thereto.

5.              Trigger Events.  Each of the following events shall constitute a “Trigger Event” immediately upon Apple giving GTAT notice of the occurrence thereof, which notice may consist of any written notice to GTAT, including by electronic mail:

(a)                                 if Apple has given GTAT notice of one or more breaches under the SOW or the MDSA for which the cumulative liquidated damages for such breach(es) is One Hundred Million US Dollars (US$100,000,000) or more;

(b)                                 any breach by GTAT of Section 2 or 4 of this Agreement;

(c)                                  termination of the SOW by Apple for Cause (as defined in the SOW);

(d)                                 any indebtedness of GTAT or Supplier Affiliate in excess of One Hundred Million US Dollars (US$100,000,000) (“Material Debt”) in the aggregate is accelerated, or the holder (i.e., creditor) or holders of Material Debt or any trustee or agent on its or their behalf, pursuant to their rights under the applicable debt instrument, cause Material Debt to become due or require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity, provided that if any convertible notes or bonds issued by the Consolidated Entities become redeemable prior to their maturity because the stock of GT Advanced Technologies Inc. or the trading price of such notes has reached the conversion price is not a Trigger Event under this provision;

(e)                                  if GTAT notifies Apple in writing that it will no longer perform its material obligations under the MDSA or SOW for any or no reason;

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

(f)                                   if GTAT or any Supplier Affiliate is subject to an Insolvency Proceeding or if an Insolvency Proceeding is filed against GTAT or any Supplier Affiliate and, if such Insolvency Proceeding is involuntary, is not dismissed within sixty (60) days;

(g)                                  if any Transaction Document shall have not been executed or becomes invalid or unenforceable in its entirety;

(h)                                 if as of the last day of any fiscal quarter of GTAT, [***];

(i)                                     if as of the last day of any fiscal quarter of GTAT, [***];

(j)                                    if the Projections show a Cash Balance of less than [***] at the end of the six-month period reflected in the applicable Projections;

(k)                                 if the Consolidated DPO is more than [***]; or

(l)                                     if two of any of the following have occurred at the end of any fiscal quarter of GTAT and both are continuing forty-five (45) days following the end of that fiscal quarter:

(i)                                     the Consolidated Cash Balance is below One Hundred Twenty Five Million United States Dollars (US$125,000,000);

(ii)                                  the Projections show a Consolidated Cash Balance of less than $100 million at the end of the following fiscal quarter; or

(iii)                               Consolidated DPO is more than 70 days.

6.              Remedies.

(a)                                 Upon the occurrence and during the continuance of any Trigger Event, Apple may take any or all of the following actions, in each case, in its discretion:

(i)                                     demand repayment of the entire Prepayment Balance, in which event, GTAT shall immediately repay such balance;

(ii)                                  accelerate the Prepayment Balance;

(iii)                               from time to time, apply the Prepayment Balance to any amounts Apple owes to GTAT from time to time after such Trigger Event;

(iv)                              foreclose on GTAT’s membership interests in the SPE pursuant to the Pledge Agreement;

(v)                                 foreclose on the collateral under the GTAT Security Agreement; or

(vi)                              foreclose on the SPE’s assets pursuant to the Secured Guarantee Agreement.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

Upon electing to take any or all of the foregoing actions, Apple shall give written notice thereof to GTAT; provided, the failure by Apple to give any such notice shall not affect the right of Apple to take any or all such actions as it may deem appropriate in its discretion or any other right or remedy of Apple hereunder.

(b)                                 The rights described in this Section 6 are in addition to any other rights and remedies available under this Agreement, the SOW, the MDSA, or applicable law or in equity except to the extent that such rights and remedies are inconsistent with the express terms of this Section 6 (in which case the terms of this Section 6 shall apply).

7.              Miscellaneous.

(a)                                 THE PARTIES ACKNOWLEDGE THAT EACH HAS READ THE AGREEMENT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.  FURTHER, THE PARTIES AGREE THAT THE AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THEM, WHICH SUPERSEDES ALL PROPOSALS AND PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THEM RELATING TO THE SUBJECT MATTER HEREOF, EXCLUDING ANY NONDISCLOSURE AGREEMENTS, THE MDSA, AND THE SOW.

(b)                                 No provision of this Agreement shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision or any provision of the MDSA or the SOW.  GTAT and Apple each acknowledge that it has been advised by its counsel in the preparation, negotiation and execution of this Agreement, the MDSA, and the SOW.

(c)                                  Notwithstanding any provision to the contrary contained herein, in the MDSA or in the SOW, to the extent the obligations of GTAT shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of GTAT hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

(d)                                 In the event of any conflict between the provisions of this Agreement and either the MDSA or the SOW, the order of precedence will be (i) this Agreement; (ii) the SOW; and (iii) the MDSA.

(e)                                  This Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. All references to “$” are to the legal tender of the United States of America.

(f)                                   The parties may amend this Agreement in the manner set forth in Section 24 of Attachment 1 to the MDSA.

(g)                                  Except as provided in Section 5, all notices will be provided as set forth in Section 19 of Attachment 1 to the MDSA.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

(h)                                 If a court of competent jurisdiction finds any provision of this Agreement unlawful or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.  If this Agreement is held unenforceable in a final non-appealable judgment, order or other decision of a federal, state, local or foreign court having jurisdiction as a result of any provision in the MDSA also being held unenforceable or the MDSA or SOW is so held unenforceable, GTAT shall promptly refund the Prepayment Balance in immediately available funds to a bank account designated by Apple.

(i)                                     No party hereto may assign or delegate its rights or obligations under this Agreement without the other’s prior written consent; provided, however, that Apple may assign all of its rights and obligations under this Agreement without the consent of GTAT (x) in connection with the sale of all or substantially all of its assets relating to Apple, or (y) to an affiliate of subsidiary of Apple, and in each case, Apple shall give written notice to GTAT of such assignment.  This Agreement shall be binding upon, and inure to the benefit of, the successors, representatives, and administrators of the parties.

(j)                                    If any lawsuit or other action or proceeding relating to this Agreement is brought by either party hereto against the other party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(k)                                 THE VALIDITY, CONSTRUCTION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS LAWS REGARDING CHOICE OF APPLICABLE LAW.

(l)                                     Any disputes arising out of this Agreement shall be resolved under the terms and procedures set forth in Sections 15 and 16 of Attachment 1 to the MDSA.

(m)                             The parties agree that this Agreement relates to a transaction involving not less than one million United States dollars ($1,000,000) in the aggregate and the parties have submitted to the jurisdiction of the courts of the State of California, in each case, within the meaning of California Code of Civil Procedure section 410.40, and the federal courts with jurisdiction in such territory.

(n)                                 This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereof and hereto were upon the same instrument.  The delivery of an executed signature page by facsimile or similar electronic means (including .PDF file) shall have the same effect as the delivery of an original.

(o)                                 Captions, headings and the table of contents in this Agreement are for convenience only, and are not to be deemed part of this Agreement.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

IN WITNESS WHEREOF, each of GTAT and Apple has caused this Prepayment Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

GTAT CORPORATION

By:

Title:

APPLE INC.

By: Peter Oppenheimer
Title: Senior Vice President, Chief Financial Officer

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

ATTACHMENT 1

Definitions

“Apple Furnace Lease Agreement” means the agreement pursuant to which the SPE leases the Furnaces to Apple.

“Business Day” is a day other than a Saturday, Sunday or day on which banks in San Francisco, California, U.S.A. are authorized or required to be closed for business.

“Conditional Assignment Agreement” means the agreement pursuant to which GTAT conditionally assigns its interests in the SPE Loan Agreement to Apple.

“Consolidated Cash Balance” means, as set forth in the Consolidated Entities’ financial statements filed with the Securities and Exchange Commission, as of any date of determination, the sum of the following as stated on the consolidated balance sheet of GTAT and the Consolidated Entities, to the extent the following are permitted under GTAT’s guidelines for the investment of its cash and cash equivalents (excluding restricted cash): (i) cash; (ii) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, a government, maturing within twelve (12) months of the date of acquisition; (iii) certificates of deposit, time deposits and bankers’ acceptances maturing within twelve (12) months of the date of acquisition, and overnight bank deposits, in each case which are issued by a leading commercial bank, and not subject to offset rights; (iv) repurchase obligations with a final maturity of not more than twelve (12) months for underlying investments entered into with any bank meeting the qualifications specified in clause (iii); (v) commercial paper maturing within twelve (12) months of the date of acquisition; and (vi) AAA rated Money Market funds with at least $1.0 billion in assets and seeks to maintain a stable Net Asset Value (NAV) of $1.00 per share.

“Consolidated DPO” means, as of any date of determination, for GTAT and the Consolidated Entities, the average of the opening accounts payable and the ending accounts payable for that fiscal quarter divided by the cost of goods sold plus the change in inventory for that fiscal quarter, all multiplied by 91 days.  As an example, if in Fiscal Quarter 1, the opening accounts payable were $16.42 million, the ending accounts payable were $45.29 million, the cost of goods sold was $109.71 million, the ending inventory was $150.74 and the opening inventory was $119.64, Consolidated DPO is 35.72 days, calculated as follows:

DPO = 91 days x [(opening a/p + ending a/p)/2]/[cost of goods sold + (ending inventory — opening inventory)] or

91 x [(16.42) + (45.29)/2]/(109.71 + (150.74-119.64)] = 35.72 days.

“Consolidated Entities” means any Supplier Affiliate that, together with GTAT, is consolidated on the financial statements and reports as filed with the Securities and Exchange Commission.

“GTAT Furnace Lease Agreement” means the agreement pursuant to which the SPE leases the Mesa Furnaces or the Furnace Components, as applicable, to GTAT.

“GTAT Security Agreement” means the security agreement between Apple and GTAT pursuant to which GTAT grants to Apple a security interest in all of GTAT’s assets.

“Mesa Facility Agreement” means the agreement pursuant to which Apple leases the Mesa Facility to GTAT.

“Insolvency Proceeding” means a judicial or extra-judicial settlement with creditors, an assignment for the benefit of creditors, bankruptcy or an equivalent proceeding in the applicable jurisdiction, or a liquidation or dissolution proceeding, or appointment of a receiver or trustee (or the like) in bankruptcy or similar proceeding.

“LLC Agreement” means the agreement that is the formation document of the SPE.

“Pledge Agreement” means the agreement pursuant to which GTAT pledges its membership interests in the SPE to Apple.

“Prepayment Balance” means, at any time, the portion of the Prepayment that has not, in accordance with this Agreement, been applied to purchases of Goods by Apple or repaid to Apple as of such time.

“Projections” means the consolidated rolling (forward) six-month cash flow projections of GTAT and the Consolidated Entities, by month, detailing the sources and uses of cash, and ending cash balance (excluding restricted cash) by month over the rolling six-month period.

“Secured Guarantee Agreement” means the agreement pursuant to which the SPE guarantees the obligations of GTAT to Apple under this Agreement, the SOW and the MDSA and secured such guarantee with a security interest in its assets.

“SPE Loan Agreement” means the agreement pursuant to which GTAT loans the amount necessary to purchase the Furnace Components and related equipment to the SPE.

“Supplier Affiliate” means any entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Supplier.

“Transaction Documents” means the MDSA, the SOW, this Agreement, the Apple Furnace Lease Agreement, the Conditional Assignment Agreement, the Pledge Agreement, SPE Loan Agreement, the GTAT Furnace Lease Agreement, the LLC Agreement, the Secured Guarantee Agreement, GTAT Security Agreement and the Mesa Facility Lease Agreement.

[***] Portions of this exhibit have been redacted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission

EXHIBIT A

[***]

EXHIBIT B

[***]

13

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:                             Apple

Ladies and Gentlemen:

Reference is made to that certain Prepayment Agreement, dated as of October [    ], 2013 (“Prepayment Agreement”) between GTAT Corporation (“GTAT”) and Apple Inc. (“Apple”).  Capitalized terms not defined herein have the meanings given them in the Prepayment Agreement.

The undersigned officer hereby certifies as of the date hereof that he/she is the                                                                                 of GTAT, and that, as such, he/she is authorized to execute and deliver this Certificate to Apple, and that:

1.                                      Attached hereto as Schedule 1 are the financial statements, including Projections, required by Section 4(g) of the Prepayment Agreement for the fiscal period of GTAT ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of GTAT and the Consolidated Entities (including the SPE) in accordance with Generally Accepted Accounting Principles as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Prepayment Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of GTAT during the accounting period covered by the attached financial statements.

3.                                      As of the above date, Consolidated Cash Balance is [        ]; Consolidated DPO is [        ].

4.                                      A review of the activities of GTAT and the SPE during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period GTAT performed and observed all their obligations under the Prepayment Agreement, and select one:]

[to the best knowledge of the undersigned during such fiscal period, GTAT performed and observed each covenant and condition of the Prepayment Agreement, and no Trigger Event or event with the passing of time or giving of notice, or both, would constitute a Trigger Event has occurred and is continuing.]

14

—or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Trigger Event and its nature and status:]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                  ,                  .

SUPPLIER

By:
Name:
Title:

15

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

16